Exhibit 23.01

                    CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statements of Digital Link Corporation and Subsidiaries on Form S-8
(File Nos. 33-74666 and 33-95176) of our reports dated January 21, 1997, on our audits of the financial statements and financial statement schedule of Digital Link Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 which reports are included in this Annual Report on Form 10-K.




                                        COOPERS & LYBRAND L.L.P.


San Jose, California
March 28, 1997